NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Russell Exchange Traded Fund Trust (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Russell 1000 High Beta ETF (suspended 10/17/2012) (symbol:HBTA)

Russell 1000 Low Beta ETF (suspended 10/17/2012) (symbol:LBTA)

Russell 1000 High Volatility ETF (suspended 10/17/2012) (symbol:HVOL)

Russell 1000 Low Volatility ETF (suspended 10/17/2012) (symbol:LVOL)

Russell 1000 High Momentum ETF (suspended 10/17/2012) (symbol:HMTM)

Russell 2000 High Beta ETF (suspended 10/17/2012) (symbol:SHBT)

Russell 2000 Low Beta ETF (suspended 10/17/2012) (symbol:SLBT)

Russell 2000 High Volatility ETF (suspended 10/17/2012) (symbol:SHVY)

Russell 2000 Low Volatility ETF (suspended 10/17/2012) (symbol:SLVY)

Russell 2000 High Momentum ETF (suspended 10/17/2012) (symbol:SHMO)

Russell Developed ex-U.S. Low Beta ETF (suspended 10/17/2012)
(symbol:XLBT)

Russell Developed ex-U.S. Low Volatility ETF (suspended 10/17/2012)
(symbol:XLVO)

Russell Developed ex-U.S. High Momentum ETF (suspended 10/17/2012)
(symbol:XHMO)

Russell Aggressive Growth ETF (suspended 10/17/2012) (symbol:AGRG)

Russell Consistent Growth ETF (suspended 10/17/2012) (symbol:CONG)

Russell Contrarian ETF (suspended 10/17/2012) (symbol:CNTR)

Russell Equity Income ETF (suspended 10/17/2012) (symbol:EQIN)

Russell Growth at a Reasonable Price ETF (suspended 10/17/2012)
(symbol:GRPC)

Russell High Dividend Yield ETF (suspended 10/17/2012) (symbol:HDIV)

Russell Small Cap High Dividend Yield ETF (suspended 10/17/2012)
(symbol:DIVS)

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that issuer determined to liquidate the above issues commencing
October 16, 2012. Accordingly, trading in the issues were suspended before the opening on October 17, 2012 and the liquidation was completed on October 24, 2012.